Exhibit 99.1

Sonim Reports Third Quarter 2024 Results, Expands into Large New Addressable Markets with Additional Products

Expands reach in North America and Australia with launch of new mobile hotspots; launched new rugged phone in Europe

San Diego, California – November 13, 2024 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of mobility solutions that include ultra-rugged and rugged phones, connected devices, software, services and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives, reported financial results for the quarter ended September 30, 2024.

Third Quarter 2024 and Recent Highlights

●	Net revenues increased 30.4% sequentially to $15.0 million, from $11.5 million in the second quarter
●	GAAP net loss for the quarter was $2.5 million, compared to $6.6 million, which included a $3.2 million impairment charge, in the second quarter
●	Adjusted EBITDA*was negative $1.1 million, improved from negative $2.0 million in the second quarter 2024
●	Ended the quarter with cash and cash equivalents totaling $9.1 million, trade accounts receivable of $5.2 million, and inventory valued at $12.4 million
●	Expanded new product launch activity with carriers and distributors in North America, Europe, South Africa, and Australia for Sonim’s new portfolio of connected solutions and next-generation rugged devices
●	Unveiled new XP400 smartphone and XP100 feature phone devices for the European and South African markets
●	Launched new H700 5G rugged mobile hotspot device in Australia, the industry’s first rugged Release 17 5G, Wi-Fi 7 mobile hotspot
●	Launched new H500 5G rugged mobile hotspot with Verizon Wireless in North America, the industry’s first rugged 5G millimeter wave mobile hotspot
●	Secured a major device upgrade agreement with a leading Fortune 500 company in the food and beverage industry, strengthening Sonim’s reputation as a reliable brand and partner for enterprise field workers

Peter Liu, Sonim’s Chief Executive Officer, said: “Revenue grew in the third quarter as demand for our existing rugged smartphones increased and major global markets expand their adoption of our new rugged mobile phone and connected solutions devices, a trend we expect to continue in the fourth quarter. We are executing on a robust portfolio of design awards with tier-one carriers in North America, Australia and Europe, allowing us to tap into a vast and varied global market to provide reliable and rugged communication solutions to customers worldwide.

* Non-GAAP financial measure. An explanation and reconciliation of non-GAAP financial measures are presented at the end of this press release.

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“We also made significant progress in Europe, an important part of our commercial outlook. We have expanded distribution and added key sales and marketing personnel to service customers needing a reliable new solution provider following the departure of a major rugged device provider.”

Third Quarter 2024 Financial Results

Revenue for the third quarter of 2024 was $15.0 million, an increase from $11.5 million in the second quarter of 2024. Revenue increased due to higher demand for the Company’s rugged phones.

Gross profit for the third quarter of 2024 was $4.2 million, or 28.2% of revenues, an increase from second quarter of 2024 gross profit of $3.0 million, or 25.8% of revenues. The improved gross margin reflected the Company’s exit from lower margin white-label products and the launch of additional new products at top global carriers.

Operating expenses for the third quarter of 2024 were $6.6 million, a decrease from $9.4 million in the preceding quarter that included a charge of $3.2 million for impairment of contract fulfillment assets. Excluding the impairment charge, operating expenses increased $0.4 million due to higher legal expenses.

Net loss in the third quarter of 2024 was $2.5 million, a decrease from a net loss of $6.6 million, which included a $3.2 million impairment charge, in the second quarter of 2024. Adjusted EBITDA* was negative $1.1 million for the third quarter of 2024, compared to negative $2.0 million in the second quarter of 2024.

“The third quarter initiated sequential growth in our rugged mobile product lines after our strategic exit from a lower margin ODM business that accounted for approximately half of our revenue in 2023 and significant revenue in the first quarter of 2024,” said Clay Crolius, Chief Financial Officer of Sonim.

Balance Sheet and Working Capital

Sonim ended the third quarter of 2024 with $9.1 million in cash and equivalents and remained essentially debt free. Trade accounts receivable was $5.2 million and inventory was $12.4 million as the Company prepared for an additional new product launch with a tier one carrier.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of ultra-rugged and rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

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Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth, the declaring and reaffirming of Sonim’s business strategy and objectives, the timing of the availability of the new products, the successful expansion of Sonim’s products in new markets, the impact of certain events on Sonim’s business, and Sonim’s ability to grow and to capitalize the market opportunity. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Contact

Matt Kreps

Darrow Associates Investor Relations

mkreps@darrowir.com

M: 214-597-8200

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND

PER SHARE AMOUNTS)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Cash and cash equivalents	$9,060	$9,397
Accounts receivable, net	5,240	25,304
Non-trade receivable	4,322	961
Related party receivable	644	—
Inventory	12,374	6,517
Prepaid expenses and other current assets	2,224	1,608
Total current assets	33,864	43,787
Property and equipment, net	239	71
Contract fulfillment assets	12,063	9,232
Other assets	2,981	2,953
Total assets	$49,147	$56,043
Liabilities and stockholders’ equity
Accounts payable	$9,056	$19,847
Accrued liabilities	23,128	12,300
Total current liabilities	32,184	32,147
Income tax payable	1,614	1,528
Total liabilities	33,798	33,675
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 4,871,639 and 4,426,867 shares issued and outstanding at September 30, 2024, and December 31, 2023, respectively (*)	5	4
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at September 30, 2024, and December 31, 2023, respectively	—	—
Additional paid-in capital (*)	277,338	272,324
Accumulated deficit	(261,994)	(249,960)
Total stockholders’ equity	15,349	22,368
Total liabilities and stockholders’ equity	$49,147	$56,043

(*)	Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenues	$15,022	$27,566	$35,656	$80,202
Related party net revenues	—	—	7,658	—
Total net revenues	15,022	27,566	43,314	80,202
Cost of revenues	10,790	21,963	33,211	65,998
Gross profit	4,232	5,603	10,103	14,204
Operating expenses
Research and development	715	741	1,728	846
Sales and marketing	3,045	2,133	8,756	5,717
General and administrative	2,848	2,041	7,937	5,873
Impairment of contract fulfillment assets	—	—	3,217	—
Total operating expenses	6,608	4,915	21,638	12,436
Income (loss) from operations	(2,376)	688	(11,535)	1,768
Interest expense, net	—	(6)	(17)	(11)
Other expense, net	(19)	(59)	(203)	(213)
Income (loss) before income taxes	(2,395)	623	(11,755)	1,544
Income tax expense	(117)	(96)	(279)	(281)
Net income (loss)	$(2,512)	$527	$(12,034)	$1,263
Net income (loss) per share:
Basic(*)	$(0.52)	$0.12	$(2.58)	$0.30
Diluted(*)	$(0.52)	$0.12	$(2.58)	$0.29
Weighted-average shares used in computing net income (loss) per share:
Basic(*)	4,848,999	4,303,931	4,658,193	4,245,717
Diluted(*)	4,848,999	4,418,026	4,658,193	4,372,328

(*)	Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

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Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of one-time non-cash asset impairment costs, stock-based compensation expense, depreciation and amortization, interest expense, and income taxes. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: one-time non-cash asset impairment costs as they do not reflect normal operations; non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net loss to Adjusted EBITDA for the respective periods (in thousands):

	Three Months Ended
	September 30, 2024	June 30, 2024
Net loss	$(2,512)	$(6,616)
Impairment of contract fulfillment assets	-	3,217
Depreciation and amortization	918	845
Stock-based compensation	373	472
Interest expense	-	17
Income taxes	117	37
Adjusted EBITDA	$(1,104)	$(2,028)

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